Exhibit 4.5.0

Request ID:025392170 Province of Ontario Date Report Produced: 2020/12/09 Demande n°:Province de l' Ontario Document produit le: Transaction ID: 077479877 Ministry of Government Services Time Report Produced: 10:53:36 Transaction n°:Ministere des Services gouvernementaux Imprime a: Category ID: CT Catégorie: Certificate of Incorporation Certificat de constitution This is to certify that Ceci certifie que 2 7 9 8 8 3 2 ONTARIO INC. Ontario Corporation No. Numéro matricule de la personne morale en Ontario 0 0 2 7 9 8 8 3 2 is a corporation incorporated, est une societe constituee aux termes under the laws of the Province of Ontario.des lois de la province de l'Ontario. These articles of incorporation Les presents statuts constitutifs are effective on entrent en vigueur le DECEMBER 0 9 DECEMBRE, 2 0 2 0 Director/Directeur Business Corporations Act/Loi sur les sociétés par actions Page: 1 Ontario Corporation Number Request ID / Demande n NumCro de la compagnie en Ontario

ACTIONS ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS The name of the corporation is: Denomination sociale de la compagnie: 2798832 ONTARIO INC. The address of the registered office is: Adresse du siege social: 199 BAY STREET Suite 5300 COMMERCE COURT WEST (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureau, numero du bureau) TORONTO ONTARIO CANADA M5L 1B9 (Name of Municipality or Post Office) (Postal Code/Code postal) (Nom de la municipalitC ou du bureau de poste) Number (or minimum and maximum Nombre (ou nombres minimal et maximal) number) of directors is: d'administrateurs: Minimum 1 Maximum 10 The first director(s) is/are: Premier(s) administrateur(s): First name, initials and surname Resident Canadian State Yes or No Prenom, initiales et nom de famille Resident Canadien Oui/Non Address for service, giving Street & No. Domicile elu, y compris la rue et le or R.R. No., Municipality and Postal Code numero, le numero de la R.R., ou le nom de la municipalite et le code postal * JOHN NO BRDA 1425 FRONTENAY COURT WARSON WOODS MISSOURI UNITED STATES OF AMERICA 63122 25392170 2798832 from 1 formule numero 1 business corporations act / loi sur les sociétiés par actions

Page: 2 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 1414 8TH ST. SW Suite 610 CALGARY ALBERTA CANADA T2R 1J6 ERIC M. LESLIE YES 25392170 2798832 ROGER NO WURTELE 5913 GLEN HEATHER DR. PLANO TEXAS UNITED STATES OF AMERICA 75093

Page: 3 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 2798832 25392170 5 Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie. None.6. The classes and any maximum number of shares that the corporation is authorized to issue:Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée a émettre: An unlimited number of common shares.

Page: 4 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 2798832 25392170 7 Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a lieu, rattachés a chaque catégorie d'actions et pouvoirs des administrateurs relatifs a chaque catégorie d'actions que peut être émise en série: N/A

Page: 5 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 2798832 25392170 8 The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes: Shares of the Corporation may not be transferred unless: in any case where there is a unanimous shareholders' agreement that is in effect and that contains restrictions on the transfer of shares of the Corporation, such restrictions on transfer are complied with; or if Section 8(a) is not applicable, the restrictions on the transfer of securities of the Corporation contained in section 9 of these Articles (entitled Other provisions, if any) are complied with.

Page: 6 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 25392170 2798832 .9 Other provisions, (if any, are): Autres dispositions, s'il y a lieu: Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless: (i) the consent of the directors of the Corporation is obtained; or (ii) the consent of shareholders holding more than 50% of the shares entitled to vote at such time is obtained; in the case of securities, other than shares, which are subject to restrictions on transfer contained in a security holders' agreement, such restrictions on transfer are complied with. The consent of the directors or the shareholders for the purposes of this section is evidenced by a resolution of the directors or shareholders, as the case may be, or by an instrument or instruments in writing signed by all of the directors, or shareholders holding more than 50% of the shares entitled to vote at such time, as the case may be.

Page: 7 Ontario Corporation Number Request ID / Demande n° Numero de la compagnie en Ontario 25392170 2798832 10. The names and addresses of the incorporators are Nom et adresse des fondateurs First name, initials and last name Prenom, initiale et nom de or corporate name famille ou denomination sociale Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Domicile elu, adresse du siege social au adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal * JOHN BRDA 1425 FRONTENAY COURT WARSON WOODS MISSOURI UNITED STATES OF AMERICA 63122 * ROGER WURTELE 5913 GLEN HEATHER DR. PLANO TEXAS UNITED STATES OF AMERICA 75093 * ERIC M. LESLIE 1414 8TH ST. SW Suite 610 CALGARY ALBERTA CANADA T2R 1J6

SHARE SUBSCRIPTION TO 2798832 Ontario Inc. (the “Corporation”) AND TO The directors of the Corporation Torchlight Energy Resources, Inc. (the “Subscriber”) subscribes for 1 common share of the Corporation (the “Share”) at $1.00 per share and tenders $1.00 in full payment of the subscription price for the Share. The Subscriber requests that the Share be allotted and issued to it as fully paid and non- assessable and that (i) if the Share are certificated securities, a certificate or certificates representing the Share be issued in the Subscriber and delivered to it and (ii) if the Share are uncertificated securities, the Corporation register the Subscriber as the registered owner of the Share on the books of the Corporation. [Remainder of page left intentionally blank]

DATED December 9th, 2020.TORCHLIGHT ENERGYRESOURCES, INC. By Name: John A. Brda Title: CEO